Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this 6th day of September, 2024, by and among Innovex International, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, Dril-Quip, Inc., a Delaware Corporation, Ironman Merger Sub Inc., a Delaware corporation, DQ Merger Sub, LLC, a Delaware limited liability company, and Innovex Downhole Solutions, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger, dated March 18, 2024 (as it may be amended form time to time, the “Merger Agreement”), pursuant to which the Initial Holders have been issued shares of Common Stock (as hereinafter defined) pursuant to the Merger Agreement; and

WHEREAS, (i) the Merger Agreement contemplates the execution and delivery of this Agreement and (ii) the Company has agreed to provide to the Initial Holders registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

“Action” means any claim, action, cause of action, appeal, petition, plea, charge, complaint, demand, suit, litigation, arbitration, inquiry, investigation, audit, or other similar legal proceeding, whether at law or in equity, that is commenced by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of the foregoing, a Person shall be deemed to control a specified Person if such Person possesses, the power to direct the management and policies of such specified Person. For purposes of this Agreement, the Holders shall not be considered Affiliates of the Company.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“Blackout Period” has the meaning set forth in Section 3(p).

“Block Trade” has the meaning set forth in Section 2(c).

“Block Trade Notice” has the meaning set forth in Section 2(c).

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required to close.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Freely Tradeable” means the Registrable Securities (i) are freely transferable under Rule 144 and the securities laws of any other applicable jurisdiction without limitation, or any volume, manner-of-sale or other restrictions or conditions, without registration and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) (or any similar rule then in force) and (ii) do not bear a restrictive legend relating to the Securities Act or the securities laws of any other applicable jurisdiction or a restricted CUSIP and have been deposited (or are eligible for deposit) in the Depository Trust Company (or successor thereto).

“Governmental Authority” means any federal, state or local, tribal or foreign governmental or quasi-governmental authority, any subdivision or agency of any of the foregoing, any judicial or arbitral body or any applicable self-regulatory organization (in each case, whether domestic or foreign).

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities; and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof unless and until such subsequent Holder ceases to hold any Registrable Securities; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Holder Lock-Up Period” has the meaning set forth in Section 3(r).

“Holder Underwriter Registration Statement” has the meaning set forth in Section 3(t).

“Initial Holder” has the meaning set forth in the preamble.

“Initiating Holder(s)” means the Holder(s) delivering the Demand Notice, Underwritten Offering Notice or Block Trade Notice, as applicable.

“Lock-Up Period” means a period of 180 days from the Closing Date.

“Lock-Up Release Date” means the date of the termination or expiration of the Lock-Up Period whether by its terms or by the earlier agreement of the Company.

“Losses” has the meaning set forth in Section 6(a).

“Managing Underwriter” means, with respect to any Underwritten Offering or Block Trade, the book running lead manager or managers of such Underwritten Offering or Block Trade.

“Minimum Amount” has the meaning set forth in Section 2(a)(i).

“Opt-Out Notice” has the meaning set forth in Section 2(d)(v).

“Parties” has the meaning set forth in the preamble.

“Person” means an individual or any, corporation, association, partnership, joint venture, limited liability company, joint stock or other company, business trust, organization, Governmental Authority, unincorporated organization, trust, association or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2(d)(i).

“Piggyback Registration Notice” has the meaning set forth in Section 2(d)(i).

“Piggyback Registration Request” has the meaning set forth in Section 2(d)(i).

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement; (ii) any Shares transferred in a private transaction to a Person who is not entitled to the registration and other rights hereunder; (iii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iv) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (v) after the tenth anniversary hereof, any Shares held by a Holder at such time that are Freely Tradeable and the Holder of such Shares (together with its Affiliates) is not an affiliate of the Company (as defined in Rule 144) and does not beneficially own a number of shares of Common Stock equal to or greater than 5% of the total number of then outstanding shares of Common Stock.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b).

“Requested Underwritten Offering Cap” has the meaning set forth in Section 2(b).

“Requested Underwritten Offering Minimum Condition” has the meaning set forth in Section 2(a)(iii).

“Rule 144” means Rule 144, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430A” means Rule 430A, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430B” means Rule 430B, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430C” means Rule 430C, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shares” means (i) the shares of Common Stock held by the Holders and issued pursuant to the Merger Agreement, and (ii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of the shares of Common Stock described in clause (i) above by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the Commission, and all amendments and supplements to such Registration Statement (including post-effective amendments), covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning set forth in Section 8(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an exchange offer, employee benefit plan or a dividend reinvestment plan, an offering relating to a transaction on Form S-4 or Form S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Limitation” has the meaning set forth in Section 2(b).

“Underwritten Offering Notice” has the meaning set forth in Section 2(b).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(d)(ii).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(d)(ii).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(d)(ii).

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. REGISTRATION.

(a) Demand Registration.

(i) At any time after the Lock-Up Release Date, any Holder(s) shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder(s) intend to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Initiating Holder(s), their respective Affiliates and any other Holders to be included therein have an aggregate value, based on the VWAP as of the date of the Demand Notice, of at least $30 million (the “Minimum Amount”). In addition, as promptly as reasonably practicable, but in no event later than 10 Business Days after the date hereof, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 (which shall be an Automatic Shelf Registration Statement if available) to permit the public resale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to cause such Registration Statement (including such Shelf Registration Statement) to become or to be declared effective by the Commission as soon as reasonably practicable after the initial filing of such Registration Statement (or 90 days following the filing thereof if the Commission notifies the Company that it will “review” the Shelf Registration Statement). Each Registration Statement (including such Shelf Registration Statement) shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Company shall use its reasonable best efforts to cause any Registration Statement (including such Shelf Registration Statement) filed pursuant to this Section 2(a) to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”; provided, that if a Registration Statement is not a Shelf Registration Statement, “Effectiveness Period” shall mean until all Registrable Securities covered by such Registration Statement have been sold). If such Registration Statement is filed on Form S-3 and has been outstanding for at least three years, and the Registration Statement relates to offerings of securities described in Rule 415(a)(vii), (ix) or (x), at the end of the third year the Company shall refile a new Registration Statement on Form S-3 (or, if such Form is not available, Form S-1) covering the Registrable Securities. For the avoidance of doubt, the Company’s obligation to prepare and file such Registration Statement on Form S-3 upon becoming eligible to use such form does not constitute a Demand Registration for purposes of this Agreement.

(ii) Within 30 days after the receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, within 45 days thereof), the Company shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of, and the intended timing and method of disposition described in, the Demand Notice. The Company shall use reasonable best efforts to cause such Registration Statement to become and remain effective as soon as reasonably practicable after the filing thereof under the Securities Act for the duration of the Effectiveness Period.

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to (A) file any Registration Statement pursuant to a Demand Registration within 90 days after the closing of any prior Requested Underwritten Offering, unless as a result of Section 2(e), the prior Requested Underwritten Offering included less than (the “Requested Underwritten Offering Minimum Condition”) the lesser of (i) Registrable Securities of the Initiating Holder(s) having an aggregate value, based on the VWAP as of the effective date of the related Registration Statement, of $50 million, and (ii) the aggregate value, based on the VWAP as of the effective date of the related Registration Statement, of two-thirds of the number of Registrable Securities the Initiating Holder(s) set forth in the applicable Underwritten Offering Notice, or (B) effect a Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder(s) shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period (other than any Blackout Period pursuant to Section 3(p)), in which case the Initiating Holder(s) shall be entitled to an additional Demand Registration in lieu thereof.

(iv) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from an Initiating Holder that such Initiating Holder is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement (it being understood that in such event such Demand Registration shall not count towards any limits or similar restrictions under this Agreement on such Demand Registrations).

(v) The Company may include in any such Demand Registration or the Shelf Registration Statement referred to in Section 2(a)(i) other Company Securities for sale for its own account or for the account of any other Person, subject to Sections 2(e).

(vi) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided, however, that to the extent the Company is a WKSI at the time, any Initiating Holder may request that the Company file an Automatic Shelf Registration Statement on Form S-3 (or any equivalent or successor form under the Securities Act), in which case the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If an Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such Registration Statement is required to be kept effective hereunder. The Holders may use such Form S-3 to dispose of their Registrable Securities on a non-underwritten basis, and may utilize such Form S-3 on an underwritten basis if requested by the Initiating Holder(s). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will, subject to the terms of this Agreement, amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii) If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(viii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the Registrable Securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix) In the event a Holder transfers Registrable Securities included on a Registration Statement, such Holder has assigned its rights under this Agreement pursuant to Section 8(e) and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder and securities (other than Registrable Securities) to be offered by the Company or Persons that are not Holders or (B) the Company has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(x) If a Registration Statement filed pursuant to this Agreement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts as promptly as is reasonably practicable to cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its reasonable best efforts as promptly as is reasonably practicable to amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional Registration

Statement registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing and not registered pursuant to another Registration Statement pursuant to the Holders’ intended method of disposition. If any Registrable Securities required to be included under this Agreement in a Registration Statement are not included by the Company on a Registration Statement, the Company shall, upon request by the Holders, promptly file and use its reasonable best efforts to have declared effective one or more additional Registration Statements registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing and not registered pursuant to another Registration Statement pursuant to the Holders’ intended method of disposition.

(b) Requested Underwritten Offering. Any Initiating Holder(s) then able to effectuate a Demand Registration pursuant to the terms of Section 2(a), ignoring for purposes of such determination Section 2(a)(iii)(B) (or who has previously effectuated a Demand Registration pursuant to Section 2(a) but has not engaged in an Underwritten Offering in respect of such Demand Registration), shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration (if the Underwritten Offering cannot be conducted pursuant to an effective Registration Statement) or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Holder(s) requested to be included in such Requested Underwritten Offering together with any other Holders that elect to participate in such Requested Underwritten Offering have an aggregate value of at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that such Holder intends to include in such Requested Underwritten Offering. The Managing Underwriter and the other underwriters of a Requested Underwritten Offering shall be designated by the Initiating Holder; subject to the consent of the Company, which consent shall not be unreasonably withheld. The Initiating Holder, in connection with any other Holder participating in such Requested Underwritten Offering, shall determine the pricing of the Registrable Securities offered pursuant to any Requested Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Requested Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to (i) effect a Requested Underwritten Offering within 90 days after the closing of a Requested Underwritten Offering, unless as a result of Section 2(e), the prior Requested Underwritten Offering failed to satisfy the Requested Underwritten Offering Minimum Condition, in which case such prior Requested Underwritten Offering shall not be deemed to have occurred or (ii) conduct more than six Requested Underwritten Offerings in the aggregate or more than two Requested Underwritten Offerings pursuant to this Section 2(b) in any twelve-month period (the “Requested Underwritten Offering Cap”); provided, that (A) if, prior to filing of the applicable prospectus or prospectus supplement used for marketing such Requested Underwritten Offering, the majority-in-interest of Holders participating in such Requested Underwritten Offering withdraws from such Requested Underwritten Offering, (B) if the Initiating Holder has reimbursed the Company for all its Registration Expenses in connection with such Requested Underwritten Offering, or (C) if the Requested Underwritten Offering Minimum Condition is not met (or, if it is met, at least 75% of the Registrable Securities included in such Requested Underwritten Offering are not sold in such Requested Underwritten Offering) then, in the case of each of (A), (B) and (C), such Requested Underwritten Offering shall not count towards the Requested Underwritten Offering Cap ((i) and (ii) together, the “Underwritten Offering Limitation”).

(c) Notwithstanding anything contained in this Section 2, in the event of a sale of Registrable Securities in an Underwritten Offering requiring the involvement of the Company and of the type which are commonly known as a “block trade,” “overnight offering” or “bought deal” (a “Block Trade”), the Initiating Holder shall give at least two Business Days prior notice in writing (the “Block Trade Notice”) of such transaction to the Company and identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and the Company shall cooperate with such Initiating Holder or Holders to the extent it is reasonably able to effect such Block Trade. Any Block Trade shall be for at least $15 million in expected gross proceeds. For the avoidance of doubt, a Block Trade shall not constitute a Requested Underwritten Offering for purposes of the Underwritten Offering Limitation. The Initiating Holder in any Block Trade shall select the underwriter(s) to administer such Block Trade subject to the consent of the Company, which consent shall not be unreasonably withheld.

(d) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or an offering on any registration statement form that does not permit secondary sales), whether or not for its own account, other than in connection with an Underwritten Offering subject to the procedures of Section 2(d)(ii), then the Company shall promptly notify all Initial Holders, Affiliates thereof and Holders holding Registrable Securities having an aggregate value, based on the VWAP as of the date prior to the date such notification is given, of at least $1 million (or all Holders in the case of a Demand Registration or a Shelf Registration Statement contemplated by Section 2(a)(i)) of such proposal reasonably in advance of (and in any event at least 10 Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer such Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within five Business Days after sending the Piggyback Registration Notice. Each such Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the effectiveness of such registration statement and such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein. No registration effected under this Section 2(d) shall be deemed to have been effected pursuant to Section 2(a) above or shall relieve the Company of the Company’s obligation to effect any registration upon request under Section 2(a) above.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering (including a Requested Underwritten Offering but excluding a Block Trade), whether or not for its own account, then the Company shall promptly notify all Initial Holders, Affiliates thereof and Holders holding Registrable Securities having an aggregate value, based on the VWAP as of the date prior to the date such notification is given, of at least $1 million (or all Holders in the case of a Requested Underwritten Offering) of such proposal reasonably in advance of the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of a Piggyback Registration Notice under Section 2(d)(i) or any Underwritten Offering

Piggyback Notice required to be provided in this Section 2(d)(ii) to Holders shall be kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed registration or Underwritten Offering, as the case may be, has been abandoned, which such notice shall be provided promptly by the Company to each Holder. The Underwritten Offering Piggyback Notice shall offer such Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Registration Statement for offerings to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission), regardless of whether, for purposes of this Section 2(d)(ii), any Registrable Securities are included thereon (other than an Automatic Shelf Registration Statement and Holders could be included in the Underwritten Offering to be effectuated pursuant to such Automatic Shelf Registration Statement without the filing of a post-effective amendment thereto, other than a post-effective amendment that is immediately effective), only Registrable Securities of such Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering, unless the Company is then able to file an Automatic Shelf Registration Statement and in the reasonable judgment of the Company, the filing of the same including Registrable Securities of such Holders that are not otherwise included in an effective Shelf Registration Statement would not have a material adverse effect on the price, timing or distribution of the Common Stock in such Underwritten Piggyback Offering. The Company shall include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three Business Days after sending the Underwritten Offering Piggyback Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering up to and including the time of pricing of such offering, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(iv) Notwithstanding the foregoing, the rights afforded to Holders in this Section 2(d) shall not apply to Block Trades.

(v) Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed filing of a registration statement or Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(e) Priority in Underwritten Offerings. In connection with an Underwritten Offering, if the Managing Underwriter of any such Underwritten Offering advises the Company, and the Company advises the Holders in writing, that, in the reasonable opinion of the Managing Underwriter, the total amount of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) that the Holders and any other Persons (including the Company) intend to include in such Underwritten Offering (and any related registration, if applicable) exceeds the number that can be included in such Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), then the Common Stock to be included in such Underwritten Offering (in each case subject to the other terms and provisions of this Agreement) shall include the number of shares of Common Stock that such Managing Underwriter, in its reasonable opinion, advises the Company can be sold without having such adverse effect, with such number to be allocated as follows (in each case, with respect to such Persons that have validly requested to include shares of Common Stock in such Underwritten Offering in accordance with this Agreement or otherwise pursuant to rights of registration granted by the Company):

(i) if the offering was initiated for and on behalf of the Company:

(A) first, to the Company;

(B) second, to other holders of registration rights and the Holders, pro rata based on the number of shares of Common Stock held by such other holders and the Holders; and

(C) third, to all other holders of Common Stock entitled to participate in such Underwritten Offering, pro rata in accordance with the number of shares of Common Stock then held by such other holders;

(ii) in the case of a Requested Underwritten Offering:

(A) first, to the Holders, pro rata based on the relative number of Registrable Securities then held by each such Holder;

(B) second, any remaining Holders, pro rata based on the relative number of Registrable Securities then held by each such Holder, in the case that an Initiating Holder withdraws its participation in the Requested Underwritten Offering;

(C) third, to the Company; and

(D) fourth, pro rata among all other holders of Common Stock entitled to participate in such Underwritten Offering, pro rata in accordance with the number of shares of Common Stock then held by such other holders;

(iii) if the offering was not initiated for and on behalf of the Company and was initiated for and on behalf of any holder of registration rights (other than any Holder):

(A) first, to such other holders and the Holders, pro rata based on the number of shares of Common Stock held by such other holders and the Holders;

(B) second, to the Company; and

(C) third, pro rata among all other holders of Common Stock proposed to be included in such offering based on the number of shares of Common Stock held by such other holders.

Notwithstanding the foregoing, if (i) an offering was initiated by the Holders, (ii) the Holders are unable to include in the offering all of the shares of Common Stock including in the Underwritten Offering Piggyback Request and (iii) the underwriters in such offering exercise their option to purchase up to an additional 15% of the shares sold in such offering, the shares to be included in such option closing shall be allocated (x) first, to the Holders, pro rata in accordance with the number of Registrable Securities then held by each such Holder until all shares included in the Underwritten Offering Piggyback Request are sold, and (y) second, to the Company.

3. REGISTRATION AND UNDERWRITTEN OFFERING PROCEDURES.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration and the Shelf Registration Statement referred to in Section 2(a)(i), the Company will, at least five Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) offer to provide and, if requested, furnish to such Holders and counsel selected by such Holders copies of all such documents prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof, and the Company shall not file any such Registration Statement or any related Prospectus or any amendment or supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement, any Managing Underwriter or any of their respective counsel shall reasonably object in writing on a timely basis.

(b) In connection with a Piggyback Registration, an Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto that in each case such Holders have previously consented to in writing or provided for inclusion therein), as applicable, (i) furnish to such Holders and counsel selected by such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof, and the Company shall not file any such Registration Statement or any related Prospectus or any amendment or supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement, any Managing Underwriter or any of their respective counsel shall reasonably object in writing on a timely basis.

(c) In connection with a Demand Registration, the Company will, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after the initial filing of such Registration Statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Holder whose Registrable Securities are included therein and to each Managing Underwriter, if any, and will make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Holders prior to the filing thereof as counsel for the Holders or Managing Underwriters may reasonably request.

(d) The Company will use reasonable best efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter at any time shall notify the Holders that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering, or if such information is required by applicable law (including the rules and regulation of the Commission), include such information in a prospectus supplement; and (iv) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company unless requested by such Holders.

(e) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(f) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders but not any comments or responses that would result in the disclosure to such Holders of material and non-public information concerning the Company unless requested by such Holders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Actions for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Action for such purpose; and (v) of the occurrence (but not the details unless requested by such Holders) of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(g) The Company will use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(h) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(i) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(j) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, use reasonable best efforts to cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(k) Upon the occurrence of any event contemplated by Section 3(f)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) With respect to Underwritten Offerings, subject to the right of a Holder to withdraw such Holder’s Registrable Securities from an Underwritten Offering in accordance with the terms of this Agreement, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering severally agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the Managing Underwriter hereunder and (iii) each Holder participating in such Underwritten Offering severally agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all reasonable best efforts to procure customary legal opinions and auditor “comfort” letters.

(m) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the Managing Underwriter and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(n) Enter into customary agreements and take such other actions as are reasonably requested by the Holders or the Managing Underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company, and in connection with any Demand Registration or Requested Underwritten Offering, the Company will use reasonable best efforts to take such actions as the Holders and underwriters reasonably request with respect to all road shows, ratings agency presentations and marketing activities or in order to expedite or facilitate the disposition of the Registrable Securities subject to such Demand Registration or Requested Underwritten Offering and to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors and others relevant parties in presentations, meetings, ratings agency presentations and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities.

(o) Each Holder agrees to furnish to the Company any other information regarding such Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to inclusion in a Registration Statement or an Underwritten Offering.

(p) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines in good faith such registration or offering would render the Company unable to comply with applicable securities laws, or (iii) the Board determines in good faith such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided that the Company shall not delay filing any demanded Registration Statement or effecting any Requested Underwritten Offering more than twice in any consecutive 12-month period and for no more than 60 days on each such occasion. Notwithstanding anything to the contrary in this Agreement, in no event shall any Blackout Periods, any Suspension Periods and any Holder Lock-Up Periods collectively continue for more than 120 days in the aggregate during any consecutive 12-month period.

(q) In connection with an Underwritten Offering, the Company shall use reasonable best efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

(r) In connection with any Underwritten Offering other than a Block Trade or, with respect to the Initial Holders, an Underwritten Offering where the Initiating Holders are not the Initial Holders or Affiliates thereof (other than one such occasion subject to the other provisions of this Agreement), any Holder that together with its Affiliates owns 10% or more of the outstanding Common Stock, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (A) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 60 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering or such shorter period as agreed to by the Managing Underwriter (each such period, a “Holder Lock-Up Period”); provided, that, each such Holder shall receive the benefit of any shorter Holder Lock-Up Period or permitted exceptions (on a pro rata basis) agreed to by the Managing Underwriter with respect to any Holder.

(s) In connection with an Underwritten Offering, the Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(t) If any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement or any other registration statement contemplated by this Agreement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to an Underwritten Offering), (i) a “comfort letter”, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Company. The Company will also use its reasonable best efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 3(t), the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder with respect to such Registration Statement, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (m) of this Section 3 with respect to the Company at the time such Holder’s consent is sought.

(u) In connection with a Demand Registration or Underwritten Offering, the Company will cause its senior management, officers and employees to participate in, and the Company will otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs.

(v) The Company will take no direct or indirect action prohibited by Regulation M under the Exchange Act.

4. NO INCONSISTENT AGREEMENTS; ADDITIONAL RIGHTS. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is superior to or inconsistent with or that in any way violates or subordinates rights granted to the Holders by this Agreement and any such agreement shall be considered void ab initio.

5. REGISTRATION EXPENSES. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, all (i) registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) with respect to filings with FINRA), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (vii) the fees and expenses of one law firm of national standing selected by the Holders owning the majority of the Registrable Securities to be included in any such registration or offering and (viii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. INDEMNIFICATION.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of or based upon the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in the case of any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current); provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Action of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of or based upon the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading in the case of any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. FACILITATION OF SALES PURSUANT TO RULE 144; REMOVAL OF LEGEND.

(a) The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) In connection with a sale of the Registrable Securities by a Holder in reliance on Rule 144, the applicable Holder or its broker shall, if required by the Company or its transfer agent, deliver to the Company a broker and seller representation letter, as appropriate, including information required under Rule 144 for the Company to determine that the sale of such shares is made in compliance with Rule 144. Upon receipt of such representation letter or letters, the Company shall, in connection with such sale, promptly remove (or cause to be removed) the notation of the securities laws restrictive legend on such Holder’s certificates representing such shares or the book-entry account maintained by the Company and the Company shall bear all costs associated therewith. At such time as (i) such shares referred to above have been sold pursuant to an effective Registration Statement or (ii) a Holder has a “holding period” with respect to such securities under Rule 144(d) of more than 12 months and such Holder is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144), if certificates representing such shares or the book-entry account of such shares still bears a notation of a securities laws restrictive legend, the Company agrees, upon request of such Holder or permitted assignee, to take all steps reasonably necessary to promptly effect the removal of such legend from such shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Holder or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine (in the case of clause (ii) above) that the legend is no longer required. The Company shall cooperate with each Holder to effect the removal of a Securities Act restrictive legend at any time such legend is no longer appropriate.

8. MISCELLANEOUS.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Subject to the last sentence of Section 3(p), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(f), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(k) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Innovex International, Inc. 19120 Kenswick Drive Humble, Texas 77338 Attention: Kendal Reed Email: kendal.reed@innovex-inc.com

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company (acting through the Board) and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned (and, if applicable, if the transferor or assignor is an Affiliate of an Initial Holder) and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders holding a majority of the Registrable Securities.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such courts lack subject-matter jurisdiction, in the Superior Court of the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

(m) Recapitalizations, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of stock and the like occurring after the date of this Agreement.

(n) Change of Control. The Company shall not merge, consolidate or combine with any other Person, or reorganize or convert into another entity or form of entity, or sell all or substantially all of its assets (on a consolidated basis or otherwise), or engage in any similar transaction unless the agreement, plan of conversion and/or other governing instrument providing for such merger, consolidation or combination, or reorganization, conversion, sale or similar transaction, expressly provides for the continuation of the rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination or reorganization, conversion, sale or similar transaction.

(o) Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and the Company shall have any obligation hereunder and that notwithstanding that a Holder is a limited liability company or other entity, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

(p) Independent Nature of Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that a Holder is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

Innovex International, Inc.

By:	/s/ Adam Anderson
Name: Adam Anderson
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

HOLDERS:

INTERVALE CAPITAL FUND II, L.P.

By: Intervale Capital GP II, L.P., its general partner
By: Intervale Capital Associates II, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

INTERVALE CAPITAL FUND II-A, L.P.

By: Intervale Capital GP II, L.P., its general partner
By: Intervale Capital Associates II, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

INTERVALE CAPITAL FUND III, L.P.

By: Intervale Capital GP III, L.P., its general partner
By: Intervale Capital Associates III, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

Signature Page to Registration Rights Agreement

AMBERJACK CAPITAL FUND II, L.P.

By: Amberjack Capital GP II, L.P., its general partner
By: Amberjack Capital Associates II, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

INNOVEX CO-INVEST FUND, L.P.

By: Innovex Co-Invest Fund GP, L.P., its general partner
By: Innovex Co-Invest Associates, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

INNOVEX CO-INVEST FUND II, L.P.

By: Innovex Co-Invest Fund II, GP, L.P., its general partner
By: Innovex Co-Invest Associates, LLC, its general partner

By:	/s/ W. Patrick Connelly
Name: W. Patrick Connelly
Title: Partner

Signature Page to Registration Rights Agreement